Exhibit 99

               PRESS RELEASE OF FIRST CLOVER LEAF FINANCIAL CORP.


July 23, 2008

                        FIRST CLOVER LEAF FINANCIAL CORP.
                          ANNOUNCES QUARTERLY DIVIDEND


       EDWARDSVILLE, Illinois - Media Contact Dennis Terry (618) 656-6122

First Clover Leaf Financial Corp. (the "Company") (Nasdaq: FCLF - News) announced the approval by its Board of Directors of a cash dividend on its outstanding common stock of $0.06 per share for the quarter ended June 30, 2008. The dividend will be payable to stockholders of record as of August 15, 2008 and is expected to be paid on August 22, 2008. The Company has 8,176,731 shares of common stock outstanding.

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